EXHIBIT 5

                                                October 28, 2003

California Clean Air, Inc.
3790 Via d le Valle, Suite 103
Del Mar, CA 92104

                  Registration Statement on Form SB-2

Gentlemen:

         We have acted as legal counsel to California Clean Air, Inc. ("Company") in connection with the preparation and filing of the registration statement on Form SB-2 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 and the prospectus contained therein with respect to registering 2,000,000 shares ("Shares") which are being offered in behalf of the Company. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets business or affairs of the Company, or any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.




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         We have not undertaken any independent investigation to determine facts bearing on this opinion and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn for this representation. Further, our opinion, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares to be offered by the Company under the Registration Statement are validly issued, fully-paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters".

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person for any purpose without our prior written consent.

                                                 Very truly yours,


                                                Robert C. Laskowski

/rcl